UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2013

Frontier Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11001	06-0619596
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 614-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2013, Frontier Communications Corporation (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with AT&T Inc. ("AT&T"), pursuant to which the Company has agreed to acquire all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. (the "Transferred Companies") from AT&T for a purchase price of $2 billion in cash, subject to adjustment based on the net working capital of the Transferred Companies at closing. The Transferred Companies operate, among other things, AT&T’s wireline business and statewide fiber network that provides services to residential, commercial and wholesale customers in Connecticut. As part of the transaction, the Company will also acquire AT&T’s U-verse video and satellite TV customers in Connecticut.

Prior to the closing under the Stock Purchase Agreement, (i) AT&T will transfer to the Transferred Companies certain assets and cause the Transferred Companies to assume certain liabilities relating to the business to be acquired and (ii) the Transferred Companies will transfer to AT&T certain assets, and AT&T will assume certain liabilities of the Transferred Companies, to be retained by AT&T following the closing (the Transferred Companies, taking into account such transactions, being referred to as the “Transferred Business”).

Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction of certain conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of the necessary approvals required to be obtained from the Federal Communications Commission and the Connecticut Public Utilities Regulatory Authority, and (iii) other customary closing conditions.

The Company's obligation to consummate the transactions contemplated by the Stock Purchase Agreement is also subject to, among other things, (i) the completion of an extraction of customer data for the Transferred Business that meets certain requirements, (ii) the Company having entered into agreements with certain third party video content and service providers, or AT&T having obtained agreements or consents to provide the Company, on a transitional basis, with video-related services; provided that this condition will be deemed to have been satisfied on October 1, 2014 to the extent not previously satisfied or waived, and (iii) the absence of a Seller Material Adverse Effect (as defined in the Stock Purchase Agreement) after the date of the Stock Purchase Agreement. In addition, the Company is not obligated to proceed with the closing under the Stock Purchase Agreement prior to the fifth business day following the Marketing Period Termination Date (as defined in the Stock Purchase Agreement).

The parties to the Stock Purchase Agreement have made to each other certain representations and warranties, and have agreed to certain covenants, agreements and indemnification provisions. In addition, the Stock Purchase Agreement contemplates that AT&T and the Company will enter into certain ancillary agreements at the closing of the transaction.

The Stock Purchase Agreement may be terminated in certain circumstances, including, among others, if the transaction does not close by December 16, 2014 (subject to extension to June 16, 2015 in certain circumstances).

In connection with the execution of the Stock Purchase Agreement, the Company has entered into a commitment letter (the "Commitment Letter"), dated as of December 16, 2013, with JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (such financial institutions being referred to as the "Commitment Parties"), pursuant to which the Commitment Parties have committed to provide a $1.9 billion unsecured bridge loan facility for the purposes of funding (i) the cash consideration for the acquisition of the stock in the Transferred Companies and (ii) the fees and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement. The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

This description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed, respectively, as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statement

The agreements herein have been included to provide investors with information regarding their terms. Except for their status as the contractual document that established and governs the legal relations amongst the parties thereto with respect to the transactions described above, the agreements included herein are not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the agreements included herein are qualified as described in such agreements. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the agreements included herein and should not rely on the representations, warranties or covenants or any description hereof as characterization of the actual state of facts or condition of the Company, AT&T or any of their respective affiliates.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 17, 2013, the Company issued a press release announcing that it has signed a definitive agreement with AT&T under which the Company will acquire the Transferred Companies from AT&T. A copy of the Company's press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

On December 17, 2013, the Company will host a conference call with financial analysts and investors to discuss the announcement of the transaction and answer questions. A copy of investor presentation materials is furnished herewith as Exhibit 99.2 to this Form 8-K.

The information furnished in Item 7.01 of this Form 8-K and in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Language

This report contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: the Company's ability to complete the acquisition of the Connecticut operations from AT&T; the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the AT&T transaction; the ability to successfully integrate the AT&T operations into the Company's existing operations; the effects of increased expenses due to activities related to the AT&T transaction; the ability to migrate AT&T’s Connecticut operations from AT&T owned and operated systems and processes to the Company owned and operated systems and processes successfully; the risk that the growth opportunities and cost synergies from the AT&T transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from AT&T to enable the Company to operate the acquired business; disruption from the AT&T transaction making it more difficult to maintain relationships with customers or suppliers; the effects of greater than anticipated competition from cable, wireless and other wireline carriers that could require the Company to implement new pricing, marketing strategies or new product or service offerings and the risk that the Company will not respond on a timely or profitable basis; reductions in the number of the Company's voice customers that the Company cannot offset with increases in broadband subscribers and sales of other products and services; the Company's ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal service funding or other subsidies to the Company and its competitors; the Company's ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the Company's ability to effectively manage service quality in the Company's territories and meet mandated service quality metrics; the Company's ability to successfully introduce new product offerings, including the Company's ability to offer bundled service packages on terms that are both profitable to the Company and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; the Company's ability to effectively manage its operations, operating expenses and capital expenditures, and to repay, reduce or refinance the Company's debt; the effects of changes in both general and local economic conditions on the markets that the Company serves, which can affect demand for the Company's products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on the Company's capital expenditures, products and service offerings, including the lack of assurance that the Company's network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical (including as a result of the impact of the Patient Protection and Affordable Care Act), pension and postemployment expenses, such as retiree medical and severance costs, and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the Company's ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of the Company's pension plan assets, which could require us to make increased contributions to the pension plan in 2014 and beyond; the effects of economic downturns, including customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to the Company's debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; the Company's cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect the Company's payment of dividends on its common shares; the effects of state regulatory cash management practices that could limit the Company's ability to transfer cash among its subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to the Company's business are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. The Company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated as of December 16, 2013, by and between AT&T Inc. and Frontier Communications Corporation*
99.1	Press Release of Frontier Communications Corporation released on December 17, 2013
99.2	Investor Presentation, dated December 17, 2013

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION
(Registrant)

Date: December 17, 2013	/s/ David G. Schwartz
Name: David G. Schwartz
Title: Vice President, Corporate Counsel and Assistant Secretary

Exhibits

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated as of December 16, 2013, by and between AT&T Inc. and Frontier Communications Corporation*
99.1	Press Release of Frontier Communications Corporation released on December 17, 2013
99.2	Investor Presentation, dated December 17, 2013

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.